UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2022
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On March 2, 2022, Pentair Commercial Ice LLC, a Delaware limited liability company (“Pentair Ice”) and indirect, wholly owned subsidiary of Pentair plc (the “Company”), and the Company entered into a purchase agreement (the “Purchase Agreement”) with Welbilt, Inc., a Delaware corporation (“Seller”).

Pursuant to the Purchase Agreement, Pentair Ice agreed to acquire the issued and outstanding equity securities of Manitowoc Foodservice (Luxembourg) S.a.r.l., Manitowoc FSG Holding, LLC, Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V., and WELBILT (China) Foodservice Co., Ltd and certain other assets, rights, and properties, and assume certain liabilities, comprising Seller’s Manitowoc Ice business (the “Business”), for an aggregate purchase price of $1.6 billion subject to customary adjustments contemplated by the Purchase Agreement (the “Transaction”). The Company expects to fund the purchase price for the Transaction with new debt.

The Purchase Agreement provides for customary representations, warranties and covenants. Closing under the Purchase Agreement is subject to conditions, including (i) the absence of any law or order issued by any governmental authority preventing consummation of any of the transactions contemplated by the Purchase Agreement; (ii) obtaining certain regulatory approvals, (iii) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Purchase Agreement; (iv) the absence of a Material Adverse Effect (as defined in the Purchase Agreement); (v) the completion of the Restructuring Activities (as defined in the Purchase Agreement); and (vi) the completion of Seller’s previously announced merger with a subsidiary of Ali Holding S.r.L.

The Purchase Agreement also contains certain termination rights for each party, including the right of each party to terminate the Purchase Agreement on or after January 14, 2023 if regulatory approvals have not been received and the transactions contemplated by the Purchase Agreement have not been consummated by such date. Subject to regulatory approvals and satisfaction of the closing conditions, the Transaction is anticipated to close in the second quarter of calendar year 2022.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1.

ITEM 7.01    Other Information

On March 3, 2022, the Company issued a press release, announcing the Transaction described in this report. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01    Regulation FD Disclosure

In connection with entering into the Purchase Agreement, the Company entered into a commitment letter, dated March 2, 2022 (the “Commitment Letter”), with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which, among other things, JPMorgan has committed to provide debt financing for the Transaction, consisting of a senior unsecured bridge facility of $1.6 billion (the “Bridge Facility”), on the terms and subject to the conditions set forth in the Commitment Letter. The Bridge Facility will be subject to mandatory reduction and prepayment for 100% of the net cash proceeds from the issuance of any debt and other securities of the Company, other specified events and a new senior term loan facility, subject to certain exceptions. The obligation of JPMorgan to provide the Bridge Facility is subject to a number of customary conditions.

ITEM 9.01 Financial Statements and Exhibits
(d)Exhibits

Exhibit	Description
10.1	Purchase Agreement dated March 2, 2022 by and between Welbilt, Inc., Pentair Commercial Ice LLC, and the Company
99.1	Press Release dated March 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 4, 2022.

PENTAIR PLC

By:	/s/ Robert P. Fishman
Robert P. Fishman
Executive Vice President, Chief Financial Officer and Chief Accounting Officer